Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA ● ASIA PACIFIC ● EUROPE

October 17, 2023

Bridger Aerospace Group Holdings, Inc.

90 Aviation Lane

Belgrade, Montana 59714

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 being filed by Bridger Aerospace Group Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of up to an aggregate total offering price of $80,500,000 of shares (including an aggregate offering price of $10,500,000 of shares that may be sold by the Company pursuant to the exercise of the underwriters’ option to purchase additional shares under the Underwriting Agreement (as defined below)) of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), which are to be sold by the Company pursuant to an underwriting agreement among the Company and the underwriters named therein, the form of which is being filed on the date hereof as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement, (ii) the Company’s amended and restated certificate of incorporation, as currently in effect, (iii) the Company’s amended and restated bylaws, as currently in effect, (iv) the form of the Underwriting Agreement and (v) the resolutions adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement and the issuance of the Common Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Bridger Aerospace Group Holdings, Inc.

October 17, 2023

Based on the foregoing, we are of the opinion that the Common Shares will be validly issued, fully paid and non-assessable when: (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; (ii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Common Shares as contemplated by the Registration Statement and the Underwriting Agreement; and (iii) certificates representing the Common Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any Common Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Common Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof, all in accordance with the Underwriting Agreement as executed and delivered by the parties thereto.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP